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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest
event reported): May 2, 2003

VERTIS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State of Incorporation)	333-97721 (Commission File Number)	13-3768322 (IRS Employer Identification Number)
250 West Pratt Street Baltimore, Maryland (Address of Principal Executive Offices)		21201 (Zip Code)

(410) 528-9800
(Registrant's Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

(c)
Exhibits.

        The following exhibit is furnished herewith:

Exhibit Number	Description
99.1	Press Release, dated April 29, 2003, issued by Vertis, Inc.

Item 9.    Information Provided Under Item 12 (Results of Operations and Financial Condition)

        The following information is furnished pursuant to Item 12 of Form 8-K, "Results of Operations and Financial Conditions."

        On April 29, 2003, Vertis, Inc. announced its results of operations for the quarter ended March 31, 2003. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

        EBITDA is included in the press release as it is the primary performance measure we use to evaluate our business segments. EBITDA represents the sum of operating income, depreciation and amortization of intangibles. We present EBITDA in the press release to provide additional information regarding our ability to meet our future debt service, capital expenditures and working capital requirements and because it is the measure by which we gauge the profitability of our segments. EBITDA is not a measure of financial performance in accordance with accounting principles generally accepted in the United States of America. You should not consider it an alternative to net income as a measure of operating performance or to cash flows from operating activities as a measure of liquidity. Our calculation of EBITDA may be different than the calculation used by other companies and therefore comparability may be limited. EBITDA as used by our management is reconciled to the operating income in the press release.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERTIS, INC.
By:	/s/ DEAN D. DURBIN
Name: Dean D. Durbin Title: Chief Financial Officer

Date: May 2, 2003

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release, dated April 29, 2003, issued by Vertis, Inc.

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  Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
  Item 9. Information Provided Under Item 12 (Results of Operations and Financial Condition)
SIGNATURE
EXHIBIT INDEX